UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2020 (March 10, 2020)

AECOM

(Exact name of Registrant as specified in its charter)

Delaware	0-52423	61-1088522
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1999 Avenue of the Stars, Suite 2600

Los Angeles, California 90067

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code  (213) 593-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ACM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

AECOM (the “Company”) announced that pending the completion of the Company’s previously announced Chief Executive Officer succession search process, Michael S. Burke will continue to serve as the Company’s Chief Executive Officer.

In connection with Mr. Burke’s continued service as Chief Executive Officer, the Company and Mr. Burke entered into a letter agreement on March 11, 2020, pursuant to which he will serve as an at-will employee and continue to receive base salary at his current annual rate ($1,500,000 per year) and benefits (other than severance) and perquisites consistent with past practice. Upon his termination of service (or, if earlier, the date annual incentives are paid by the Company for the 2020 fiscal year), Mr. Burke will receive an incentive retention award payment of $875,000 for each full and partial month of service (with such monthly amount to be prorated for any partial month based on the number of days of service in such month). For purposes of and in accordance with the letter agreement between Mr. Burke and the Company, dated November 22, 2019, Mr. Burke will be considered to have terminated without cause on March 9, 2020, other than with respect to his stock options, which will remain exercisable while employed and for one year after his date of termination, and his healthcare benefits, which will commence upon his date of termination.

In addition, on March 11, 2020, Senator William H. Frist, M.D., resigned as a director of the Company, and the Board of Directors of the Company (the “Board”) appointed Mr. Burke to the Board to fill the resulting vacancy created by Senator Frist’s resignation, with Mr. Burke to continue to serve as Chairman of the Board pending the completion of the Company’s Chief Executive Officer succession search process.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on March 10, 2020 (the “2020 Annual Meeting”).  The stockholders considered each of the proposals in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 23, 2020.  Voting results with respect to each proposal submitted at the 2020 Annual Meeting are set forth below.

Proposal 1: Election of directors to the Company’s Board of Directors to serve until the Company’s 2021 annual meeting of stockholders and until the election and qualification of their respective successors:

	FOR	AGAINST	ABSTAIN	NON VOTES
Robert G. Card	129,421,911	1,653,659	138,779	9,734,658
Peter A. Feld	128,511,542	2,552,611	150,196	9,734,658
Senator William H. Frist	89,179,558	41,897,167	137,624	9,734,658
Jacqueline C. Hinman	129,437,711	1,641,599	135,039	9,734,658
Steven A. Kandarian	110,106,010	20,974,264	134,075	9,734,658
Dr. Robert J. Routs	88,826,438	42,244,786	143,125	9,734,658
Clarence T. Schmitz	89,009,163	42,069,114	136,072	9,734,658
Douglas W. Stotlar	89,496,957	41,576,720	140,672	9,734,658
Daniel R. Tishman	90,437,251	40,646,419	130,679	9,734,658
General Janet C. Wolfenbarger	89,822,664	41,258,146	133,539	9,734,658

Proposal 2: Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2020:

FOR	AGAINST	ABSTAIN	NON VOTES
138,438,118	2,031,917	478,972	0

Proposal 3: Approval of the Company’s 2020 Stock Incentive Plan:

FOR	AGAINST	ABSTAIN	NON VOTES
128,028,366	3,055,279	130,704	9,734,658

Proposal 4: Approval of the Company’s executive compensation, on an advisory basis:

FOR	AGAINST	ABSTAIN	NON VOTES
95,353,280	35,647,670	213,399	9,734,658

Proposal 5: Stockholder proposal regarding actions by written consent:

FOR	AGAINST	ABSTAIN	NON VOTES
58,632,491	72,328,082	253,776	9,734,658

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AECOM

Dated: March 12, 2020	By:	/s/ David Y. Gan
David Y. Gan
Executive Vice President, Chief Legal Officer